Exhibit 10.54

Date:  December 20, 2012

NOTE AND LOAN AGREEMENT

(Long Term with Multiple Pricing Options)

For Value Received, on the Loan Maturity Date, Borrower, as defined below, as principal, jointly and severally, promises to pay to Lender, as defined below, or order, at its office in Spokane, Washington, or at such other place as the holder of this Note and Loan Agreement (this “Note”) may designate in writing, the principal balance of Three Million and No/100’s Dollars ($3,000,000.00) (the “Total Commitment Amount”), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter.  For all intents and purposes, all Loan Segments are treated as one obligation under this Note and the other Loan Documents.

1.           Definitions.  For purposes of this Note, the following definitions apply.  Capitalized terms not otherwise defined herein shall have the meanings given in the Membership Agreement dated of or around even date herewith.

“Adjusted Partners’ Capital” means the GAAP based amount of the capital account of the partners of Guarantor, adjusted for book to market value differences in Timberlands, as calculated on Exhibit C.

 “Adjusted Principal Balance” of any Loan Segment on any date is the unpaid principal balance of such Loan Segment minus the principal payments that are due on or before such date and are unpaid on such date.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Margin” means, for purposes of calculating the applicable interest rate for any day for a Loan Segment, the percentage set forth below which corresponds to the elected Rate Option:

Rate Options	Applicable Margin

Base Rate	2.35%
1-Year	1.75%
3-Years	1.75%
5-Years	1.75%
7-Years	1.75%
10-Years	1.75%

“Base Rate” shall have the meaning given in Paragraph 3.01 hereof.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Base Rate Loan Segment” means the principal portion of the Loan plus accrued interest priced using the Base Rate.

“Biennial Appraised Timberland Value” means the value determined pursuant to the most recent biennial appraisal of Guarantor’s timberland.

“Borrower” means Seventh Avenue Poulsbo, LLC, a Washington limited liability company.

“Borrower’s Obligations” means, without duplication, all of the obligations of Borrower to Lender whenever arising, under this Loan Agreement, the Notes or any of the other Loan Documents, including without limitation, all principal, interest, monies advanced on behalf of Borrower under the terms of the Loan Documents, and taxes, insurance premiums, costs and expenses, and fees and any amounts that would have accrued but for the automatic stay under the Bankruptcy Code, and any obligations under any Swap Contract between Borrower and any Swap Issuer, whenever arising.

“Breakage Fee” shall have the meaning given in Paragraph 5.02 hereof.

“Business Day” means any day Lender is open for business in Spokane, Washington, except it shall not include Saturday, Sunday or a day that commercial banks in Spokane, Washington are closed.  Provided however, for purposes of defining any date upon which an interest rate shall be determined by Lender using an Index other than published by Lender, Business Day means any day Lender and the Index Source are open for business except it shall not include Saturday, Sunday or a day that commercial banks in Spokane, Washington are closed.

“Calculation Date” means the first three Fiscal Quarter-Ends and the Fiscal Year-End of Guarantor.

“Capital Lease” means, as applied to any Person, any lease of any Property by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Closing Date” means the date the Loan Documents for the Loan are fully executed and the conditions precedent to Loan closing have been met to Lender’s satisfaction or waived by Lender in writing.

“Collateral” means all the property pledged to secure this Loan as described in the Loan Documents.

“Company” and “Companies” means Guarantor, as well as any present or future Subsidiaries of Guarantor, whose financial statements and accounting procedures should, in accordance with GAAP, be consolidated with those of Guarantor.

“Compliance Certificate” shall mean a certificate in substantially the form of Exhibit B hereto.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Consolidated Capital Expenditures” means, for any period, all internally financed operating capital expenditures (excluding: (i) timberland acquisitions, (ii) the portion of the same associated with the non-controlling interest in Timber Funds; and (iii) capitalized interest associated with capital expenditures) of Companies, on a consolidated basis for such period, as determined in accordance with GAAP.

“Consolidated Cash Flow Coverage Ratio” means, as of any date of determination for the prior four fiscal quarters, the ratio of (a) Consolidated EBITDDA, plus non-cash expenses for environmental remediation at Port Gamble, minus actual cash payments for environmental remediation at Port Gamble, minus Consolidated Capital Expenditures to (b) the sum of: (i) scheduled principal payments from the previous year (not including balloon principal payments that have been refinanced or the portion associated with the non-controlling interest in Timber Funds); (ii) required principal payments associated with asset sales, excluding the portion associated with the non-controlling interest in Timber Funds; and (iii) Consolidated Interest Expense.

“Consolidated EBITDDA” means, for any period, the sum of:  (a) Consolidated Net Income; (b) Consolidated Interest Expense; (c) consolidated depreciation expense; (d) consolidated amortization expense; (e) consolidated depletion expense; (f) the cost of land sold by Companies; and, (g) plus or minus, as the case may be, Consolidated Taxes to the extent recognized in the computation of Consolidated Net Income, all as determined in accordance with GAAP, excluding the portions of depreciation expense, amortization expense, depletion expense and cost of land sold associated with the non-controlling interest in Timber Funds.

“Consolidated Interest Expense” means, for any period, all interest expense (including capitalized interest cost and the interest component under Capital Leases) of Companies on a consolidated basis, all as determined in accordance with GAAP, excluding the portion associated with the non-controlling interest in Timber Funds.

“Consolidated Net Income” means, for any period, the net income or net loss attributable to unit holders, as determined in accordance with GAAP.

“Consolidated Taxes” means, as of any date of determination, the provision for federal, state and other income taxes of Companies on a consolidated basis, as determined in accordance with GAAP, excluding the portion associated with the non-controlling interest in Timber Funds.

“Covenant Compliance Worksheet” shall mean a certificate in substantially the form of Exhibit C hereto.

“Default Interest Rate” shall have the meaning given in Paragraph 6.03 hereof.

“Disbursement Date” means any Business Day when Loan principal is advanced under this Note to or on the account of Borrower.

“Events of Default” shall have the meaning given in Paragraph 6.01 hereof.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Fiscal Quarter” means the three month periods ending March 31, June 30, September 30 and December 31.

“Fiscal Quarter-End” means March 31, June 30, September 30 and December 31.

“Fiscal Year” means the calendar year.

“Fiscal Year-End” means December 31.

“Fiscal Year-to-Date” means the period from the first day of Borrower’s Fiscal Year being reported upon through the last day of the Fiscal Quarter being reported upon.

“Fixed Rate Loan Segment” means each principal portion of the Loan, plus interest accrued thereon, with all the following attributes that distinguish such Fixed Rate Loan Segment from other Fixed Rate Loan Segments:  a different Fixed Rate Maturity Date and or a different date to which a given Fixed Rate Option was assigned to the Fixed Rate Loan Segment, except as otherwise provided herein.

“Fixed Rate Maturity Date” shall have the meaning given in Paragraph 3.02 hereof; provided however, if a Fixed Rate Maturity Date falls on a date that is not a Business Day, then the Fixed Rate Maturity Date shall be deemed to be the preceding Business Day, unless such Business Day falls in another calendar month in which case the Fixed Rate Maturity Date shall be deemed to be the succeeding Business Day.

“Fixed Rate Option” means any of the Fixed Rate Options defined in Paragraph 3.02 hereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Account Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the public accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the United States, any foreign state or nation, or any state, commonwealth, district, territory, agency, department, subdivision, court, tribunal or other instrumentality thereof.

“Guarantor” means Pope Resources, A Delaware Limited Partnership, a Delaware limited partnership, under the Guaranty Agreement - Unlimited Payment (“Guaranty”) executed by such party in connection with the Loan Documents.

“Incipient Default” means an event that with the giving of notice or passage of time, or both, would become an Event of Default, as further defined herein.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Indebtedness” means: (a) all obligations of Borrower or Guarantor for borrowed money; (b) all obligations of Borrower or Guarantor evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of Borrower or Guarantor under conditional sale or other title retention agreements relating to property purchased by Borrower (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations, including without limitation, intercompany items, of Borrower or Guarantor issued or assumed as the deferred purchase price of property or services purchased by Borrower or Guarantor (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of Borrower or Guarantor; (e) all obligations of Borrower or Guarantor under take-or-pay or similar arrangements or under commodities agreements; (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by Borrower or Guarantor, whether or not the obligations secured thereby have been assumed; (g) all guaranty obligations of Borrower; (h) the principal portion of all obligations of Borrower or Guarantor under capital leases; (i) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of Borrower or Guarantor and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (j) all obligations of Borrower or Guarantor in respect to any Swap Termination Value of any Swap Contract between Borrower  or Guarantor and any Swap Issuer.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which Borrower or Guarantor is a general partner or a joint venturer.

“Indebtedness to Total Capitalization Ratio” means, as of any date of determination, Companies’ Indebtedness, excluding the portion thereof associated with the non-controlling interest in Timber Funds, divided by the sum of (a) Companies’ Indebtedness excluding the portion thereof associated with the non-controlling interest in Timber Funds, plus (b) Adjusted Partner’s Capital.

“Index Source” means the Federal Farm Credit Banks Funding Corporation, unless an Index Source is otherwise identified for a given pricing option described herein.

“Lender” means Northwest Farm Credit Services, FLCA.

“LIBOR” means the rate per annum at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of the relevant interest period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (the “Index”), as set forth by the Bloomberg Information Service or any successor thereto, which has been designated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates (the “LIBOR Index Source”) for a period equal to such interest period.

“Loan” or “Loan No. 78565-441” means all principal amounts advanced by Lender to Borrower or on the account of Borrower or otherwise under this Note and the other Loan Documents, and all fees or charges incurred as provided for in this Note and the other Loan Documents, plus all interest accrued thereon.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Loan Documents” means, this Note and all other documents executed in connection with the Loan, including without limitation the Membership Agreement, Mortgage and Fixture Filing, Environmental Indemnity, and all renewals, extensions, amendments, modifications, substitutions and replacements thereof.

“Loan Maturity Date” shall be January 1, 2023.

“Loan Purpose” means (a) reimbursement of Borrowers costs associated with the purchase of, and capital improvements made to, the office building and land located at the common address of 19950 7th Avenue NE, Poulsbo, WA, and (b) to pay Loan fees and all Lender’s reasonable transaction costs.

“Loan Segment” means the Base Rate Loan Segment or a Fixed Rate Loan Segment.

“Notice” shall have the meaning given in Paragraph 2.04 hereof.

“Organization” means a corporation, limited liability company, joint venture, firm business trust, estate, trust, partnership or association, two or more Persons having a joint or common interest, or any other legal or commercial entity.

“Person” means an individual, an Organization or a Governmental Authority.

“Prepayment Fee” shall have the meaning given in Paragraph 5.01 hereof.

“Pricing Date” means the date a given Loan Segment begins to accrue interest under a given Rate Option or a day when there is a change in the Base Rate.

“Rate Option” means the Base Rate or one of the Fixed Rate Options.

“Related Party or Parties” means, with respect to any Person, such Person’s Affiliates and the general partners, directors and officers of such Person and of such Person’s Affiliates.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of Borrower or the effective equivalent thereof or any other duly authorized officer.  Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of Borrower.

“Subsidiary” means, as to any Person, (a) any corporation more than 50 percent of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50 percent equity interest at any time.  Unless otherwise specified, all references herein to a “Subsidiary” or “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower. For purposes of Section 7 of this Note, Subsidiary or Subsidiaries shall include Timber Funds.

Note and Loan Agreement (CIF/Note No. 78565-441)

“Timber Funds” means, ORM Timber Fund I, LP, ORM Timber Fund II, Inc. and any future similar timberland investment entity.

“Timberland” means all timber and timberland owned by Guarantor.

2.                Advances, Fees, Expenses and Notice.

2.01           Advances.  So long as there is no Event of Default or Incipient Default, Lender will advance Loan proceeds to or on the account of Borrower on a Disbursement Date for an approved Loan purpose during the Loan term.  This is not a revolving loan.  Once Loan principal has been borrowed and repaid, it may not be reborrowed.

2.02           Loan Fee.  Borrower shall pay a Loan fee in the amount of $7,500.00 on the Closing Date.

2.03           Fees and Expenses.  Borrower shall pay Lender on demand, all fees and expenses, including attorney fees, related to closing the Note and incurred in any loan servicing action or to protect or enforce any of Lender's rights in bankruptcy, appellate proceedings or otherwise, under this Note or the other Loan Documents.  All sums advanced by Lender to protect its interests hereunder or under the other Loan Documents and all Prepayment and Breakage Fees shall be payable on demand and shall accrue interest under the interest rate in effect for the Base Rate Loan Segment on such date and shall be treated as an advance under the Base Rate Loan Segment.

2.04           Notice of Prepayment and Pricing.

a.           Prepayment of Principal.  Borrower shall provide Lender with Notice of the amount of any prepayment of a Fixed Rate Loan Segment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.

b.           Pricing.  Borrower shall provide Lender irrevocable Notice of pricing of a Loan Segment using a Fixed Rate Option by 10:00 a.m. Spokane time on the Pricing Date.

c.           Form of Notice.  Borrower may provide Lender any Notice required under this Note by use of the notice in form substantially as set forth on Exhibit A hereto or other documentation as may be prescribed by Lender.  Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time.  If Notice is by telephone, Lender will confirm to Borrower the elected prepayment or pricing in writing.  All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

Note and Loan Agreement (CIF/Note No. 78565-441)

3.                Interest Rate and Pricing Options.

3.01           Base Rate: LIBOR Variable Base.  The Base Rate is the LIBOR Variable Base.  The “LIBOR Variable Base” for any day during a given month means the one-month LIBOR rate, as made available by the LIBOR Index Source, rounded up to the nearest .05 percent, plus the Applicable Margin.  The LIBOR Variable Base shall be effective on the first day of the month and remain constant for such month.

3.02           1-, 3-, 5-, 7- or 10-Year Fixed Rate Options.  Borrower understands and agrees that the availability of any Fixed Rate Option will be determined at Lender’s (and participant’s, if applicable) sole discretion.  Subject to the preceding sentence, a Fixed Rate Loan Segment may be priced with a fixed rate equal to the 1-, 3-, 5-, 7- or 10-year Fixed Rate Options, as defined herein, plus the Applicable Margin.  With these Fixed Rate Options, (a) rates may be fixed for Interest Periods, as defined herein, of 1, 3, 5, 7 and 10 years; and (b) rates may only be fixed on a Pricing Date to take effect on such Pricing Date.  For purposes hereof:  (i) the “1-, 3-, 5-, 7- and 10-year Fixed Rate Options” shall mean the rate for the all-in cost of the corresponding term for Farm Credit Medium Term Notes (interpolated for the 6-, 8- and 9-year Fixed Rate Options), rounded to the nearest .05 percent, as made available by the Index Source on the Pricing Date; and (ii) “Interest Period” shall mean a period commencing on the Pricing Date and ending on the Fixed Rate Maturity Date.  The Fixed Rate Maturity Date for a given Fixed Rate Option shall be the corresponding 1-, 3-, 5-, 7-  or 10-year anniversary of the first day of the month following the Pricing Date if the Pricing Date is not the first day of a month or the corresponding anniversary of the Pricing Date if such Pricing Date is the first day of a month.

3.03           Pricing Elections.  Upon irrevocable Notice to Lender in accordance with Paragraph 2.04 above, as to principal (i) in the amount of an advance, (ii)  in the Base Rate Loan Segment, or (iii)  in a Fixed Rate Loan Segment on a Fixed Rate Maturity Date, Borrower may elect to designate all or any part of the advance or of the Adjusted Principal Balance of such Loan Segment on such Pricing Date to bear interest at any Rate Option described herein; provided however, that (1) there is no Event of Default or Incipient Default, (2) no Fixed Rate Option may be selected which would have for its Fixed Rate Maturity Date a date later than the Loan Maturity Date, and (3) there are no more than three Fixed Rate Loan Segments at any one time.  If Borrower does not provide Lender irrevocable Notice of election of a Rate Option on a Fixed Rate Maturity Date for a Fixed Rate Loan Segment, the Adjusted Principal Balance of such Loan Segment will be priced at the Base Rate effective on such Pricing Date.

3.04           Single Base Rate Loan Segment.  If on a Pricing Date, any Loan Segment is priced under the Base Rate resulting in more than one Loan Segment priced under the Base Rate, all Loan principal priced under the Base Rate will be treated as a single Base Rate Loan Segment by combining the Adjusted Principal Balances of such Loan Segments on such Pricing Date.

Note and Loan Agreement (CIF/Note No. 78565-441)

3.05           Interest Rates.  The interest rate used herein does not necessarily represent the lowest rates charged by Lender on its loans.  The interest rates described herein are per annum rates.  Interest rates using the LIBOR Index Source are calculated on the basis of the actual number of days elapsed for a 360 day year.  Interest rates using any other Index are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.

3.06           Index and Index Source.  If any Index or Index Source provided for herein cannot be ascertained during the Note term, Lender will choose a new Index or Index Source which it determines, in its sole discretion, is comparable to be effective upon notification thereof to Borrower.

3.07           Additional Pricing Options.  In the event Borrower should desire to price a Loan Segment using an Index, Pricing Date and margin other than as provided for herein, Borrower may request Lender to quote a rate and lock-in fee for an identified principal amount and desired pricing option.  Lender will provide Borrower such a quote if available under Lender’s then existing policies and procedures, and shall provide Borrower the option to elect such a rate upon payment of the lock-in fee, if required, which rate shall be effective on the Pricing Date for the Loan Segment, upon terms and conditions and within timeframes as Lender may prescribe at the time of the quote.

3.08           Changes in Circumstances.  In the event that, on any date on which an interest rate for pricing this Note is to be determined, Lender determines that the applicable interest rate does not adequately reflect the cost to Lender of making or maintaining its loans, Lender shall promptly give notice of such facts to Borrower.  Within ten days thereof, Borrower shall make an appointment to meet with Lender to determine a new adjustment factor for pricing this Note.  Any change to the adjustment factor shall require mutual written consent and agreement.

4.                Payment.

4.01           Payment of Loan Segments.  Each Loan Segment shall be repaid in equal monthly principal and interest payments, based on the Adjusted Principal Balance of each Loan Segment amortized over a period beginning with the date of creation of the Loan Segment and ending on January 1, 2033.  Such payments shall be due and payable, commencing on the first day of the month beginning on February 1, 2013, and shall continue on the first day of each month thereafter until the Loan is paid in full.  Provided however, so long as there is no Event of Default or Incipient Default, upon a Pricing Date for a Loan Segment, Lender will reamortize the Adjusted Principal Balance of the Loan Segment on such Pricing Date over the period from such Pricing Date to January 1, 2033.

4.02           Payment in Full on Loan Maturity Date.  The unpaid principal balance, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.  The payment required in Paragraph 4.01 results in a balloon payment being due on the Loan Maturity Date.

Note and Loan Agreement (CIF/Note No. 78565-441)

4.03           Manner of Payments.  Upon Lender’s written request, payments shall be electronically submitted no later than 10:00 a.m. Spokane time on the date specified for payment.  If any payment date is not a Business Day, then payment shall be due on the next succeeding Business Day. All sums payable to Lender hereunder shall be paid directly to Lender in immediately available funds in U.S. dollars.  Lender shall send to Borrower periodic statements of all amounts due hereunder at applicable interest rates, which statements shall be considered correct and conclusively binding on Borrower in all respects and for all purposes unless Borrower notifies Lender in writing of any objections within 15 days of receipt of any such statement.

4.04           Application of Payments.  Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose.  Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject to the Prepayment Fee described herein.  Unless Lender otherwise elects, so long as there is no Event of Default, principal prepayments shall reduce the balance owing and discharge the indebtedness at an earlier date, but shall not alter the obligation to pay scheduled payments until the indebtedness is paid in full.  In addition, so long as there is no Event of Default or Incipient Default, principal prepayments shall be applied to principal under a given Loan Segment, as selected by Borrower, in inverse order of their maturity, and shall not alter the obligation to pay scheduled payments until the indebtedness for each Loan Segment is paid in full.

5.                Prepayment and Breakage Fees.

5.01           Prepayment Fee.

a.           Exemption to Prepayment Fee.  Principal prepayments made while a Loan Segment is priced under the Base Rate shall not be subject to a Prepayment Fee.  In addition, there is no Prepayment Fee for any prepaid principal if a prepayment is received on a Fixed Rate Maturity Date for the Loan Segment being prepaid.  Other prepayments of principal shall be subject to a Prepayment Fee, as described below.

b.           “Prepayment” Defined.  For purposes of this Note, “prepayment” shall mean any instance wherein the indebtedness is partially or fully satisfied in any manner prior to a payment due date whether voluntarily or involuntarily (excluding scheduled payments that have been paid) pursuant to the terms of the Loan Documents.  Prepayment shall include, but not be limited to:  (i) any payment after an Event of Default under the Loan Documents; (ii) payment to Lender by any holder of an interest in any Collateral; (iii) any payment after the Loan Maturity Date is accelerated for any reason; (iv) payment resulting from any sale or transfer of Collateral pursuant to foreclosure, sale under power, judicial order or trustee’s sale; and (v) payment by sale, transfer or offsetting credit in connection with or under any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or receivership or similar proceedings under any statute of the United States or any state thereof involving Borrower, Guarantors and or the Collateral.  In the event of any acceleration of the Loan Maturity Date, the amount due hereunder shall include the charge which would be due under the Prepayment Fee in the event of a voluntary prepayment at the time of such acceleration, and the date of acceleration of the Loan Maturity Date will be deemed to be the date of prepayment.

Note and Loan Agreement (CIF/Note No. 78565-441)

c.           Prepayment Fee.  The “Prepayment Fee” is an amount intended to reasonably compensate Lender for the loss of the intended benefit of Lender’s bargain in the case of a prepayment.  Borrower and Lender intend that the principal balance of each Loan Segment will yield to Lender an annual return after the date the Loan Segment is prepaid of not less than the annual return for the period when the interest rate is fixed.  In the event of a prepayment, Lender will lose the intended benefit of its bargain.  Accordingly, the Prepayment Fee is intended to reasonably compensate Lender for such loss and costs.  The Prepayment Fee shall be payable on demand, and shall be an amount calculated on a make-whole basis, as calculated under Lender’s then current methodology.

5.02           Breakage Fee.  In the event of an occurrence under subparagraphs a. or b. below, then Borrower shall immediately pay Lender, on demand, a Breakage Fee in an amount calculated on a make-whole basis, as calculated under Lender’s then current methodology:

a.           Borrower provides Lender Notice that Loan principal is to be priced using a Fixed Rate Option, after which Borrower revokes such Notice; or

b.           Borrower provides Lender Notice that Loan principal priced under a Fixed Rate Option is to be repriced or prepaid on other than a Pricing Date, after which Borrower revokes such Notice or fails to prepay pursuant to the Notice.

5.03           Participation.  Participant(s), if any, may calculate a Prepayment Fee or Breakage Fee using the calculation on a make-whole basis, as calculated under Lender’s then current methodology, provided however, a participant may use a different methodology than Lender.

6.                Default.

6.01           Events of Default.  Time is of the essence in the performance of this Note.  The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

a.           Borrower fails to make any payment of principal, interest or other costs, fees or expenses when due and payable or to perform any obligation or covenant as and when required under the Loan Documents for this Loan or any other note, loan or contract Borrower, or any of them, may have with Lender or an affiliate of Lender.

b.           Any financial statement, representation, warranty or certificate made or furnished by Borrower or Guarantor to Lender in connection with the Loan, or as an inducement to Lender to enter into the Loan is materially false, incorrect, or incomplete when made.

c.           Borrower or Guarantor shall fail generally to pay its debts as such debts become due, or becomes insolvent or becomes the subject of an insolvency proceeding.

Note and Loan Agreement (CIF/Note No. 78565-441)

d.           Any Guarantor shall revoke, repudiate or terminate such Guaranty.

e.           This Note or any other Loan Document ceases to be valid and binding on Borrower or Guarantor or is declared null and void, or the validity or enforceability thereof is contested by Borrower or Guarantor or Borrower or Guarantor denies that it has any or further liability under this Note or any of the other Loan Documents.

f.           Borrower shall fail to obtain the Subordination, Nondisturbance and Attornment Agreement signed by Union Bank, N.A. within 120 days of the date of this Note.

6.02           Acceleration.  In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender's option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable.

6.03           Default Interest Rate.  The Default Interest Rate applicable to a delinquent payment for a Loan Segment shall equal four percent (4%) per annum above the interest rate in effect on such Loan Segment at the time such payment was due, which rate shall accrue on the total amount of the payment due until paid, accelerated or upon maturity.  Provided however, upon acceleration and or maturity, the Default Interest Rate shall be equal to and remain at four percent (4%) per annum above the interest rate in effect for each Loan Segment at the time of acceleration or maturity and shall accrue on the entire unpaid balance of the Loan Segment until paid in full.

6.04           Notice and Opportunity to Cure.  Notwithstanding any other provision of the Loan Documents, Lender shall not accelerate the maturity of a Loan (a) because of a monetary default (defined below), unless the monetary default is not cured within ten days of its due date, or (b) because of a nonmonetary default (defined below), unless the nonmonetary default is not cured within 30 days after (i) the date on which Lender transmits by facsimile, mails or delivers written notice of the nonmonetary default to Borrower, or (ii) the date on which Borrower notifies Lender (verbally or in writing) of the nonmonetary default.  For purposes of this Note, the term “monetary default” means a failure by Borrower to make any payment required of it pursuant to the Note or any other Loan Document, and the term “nonmonetary default” means a failure by Borrower or any other Person to perform any obligation contained in the Loan Documents, other than the obligation to make payments provided for in the Loan Documents.

7.               Loan Terms, Provisions and Covenants.  This Note is subject to the terms, provisions and covenants of the Membership Agreement and the following terms, provisions and covenants:

7.01           Financial Statements.  Borrower shall deliver or cause Guarantor to deliver, and Guarantor shall deliver, to Lender, in form and detail satisfactory to the Lender:

i.           As soon as available, but in any event within 90 days after each Fiscal Year-End: a consolidated balance sheet, the related consolidated statement of shareholders’ (or equivalent) equity and cash flows and the related consolidated statement of income or operations for such Fiscal Year of Guarantor and its Subsidiaries as of the end of such Fiscal Year, setting forth in each case, in comparative form, the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP.  Such consolidated statements shall be audited and accompanied by a report and opinions of an independent certified public accountant, reasonably acceptable to Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

Note and Loan Agreement (CIF/Note No. 78565-441)

ii.           As soon as available, but in any event within 45 days after each of the first three Fiscal Quarter-Ends, a consolidated balance sheet, the related consolidated statement of cash flows and the related consolidated statement of income or operations for such Fiscal Quarter-End of Guarantor and its Subsidiaries, and for the portion of Guarantor’s Fiscal Year then ended, setting forth in each case, in comparative form, the figures for the corresponding Fiscal Quarter-End of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail;

iii.           Concurrently with the delivery of the financial statements referred to in Sections 7.01.i and ii, a duly completed Compliance Certificate, signed by a Responsible Officer, certifying that such financial statements are fairly presenting the financial condition, results of operations, shareholders’ (or equivalent) equity and cash flows of Guarantor and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes with respect to financial statements provided under Section 7.01.ii.).  A sample Compliance Certificate is attached hereto as Exhibit B.  Borrower’s Compliance Certificate shall be accompanied by a Covenant Compliance Worksheet, a sample of which is attached hereto as Exhibit C, signed by a Responsible Officer;

iv.           Promptly upon receipt thereof, copies of written communications of any material weaknesses or significant deficiencies in internal controls over financial reporting submitted to Guarantor’s audit committee by its independent certified public accountants in connection with an audit or review of Guarantor and the responses of management to such communications;

v.           Upon Borrower’s obtaining knowledge thereof, Borrower shall give written notice to Lender immediately of (1) the occurrence of an event or condition consisting of an Event of Default or Incipient Default, specifying the nature and existence thereof and what action Borrower proposes to take with respect thereto, and (2) the occurrence of any of the following with respect to Borrower:  (a) the pendency or commencement of any litigation, arbitral or governmental proceeding against Borrower or a Related Party which if adversely determined is likely to have a Material Adverse Effect, (b) the institution of any proceedings against Borrower or a Related Party with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation, of any federal, state or local law, rule or regulation, including but not limited to, environmental Laws, the violation of which would likely have a Material Adverse Effect.

7.02           Financial Covenants.  Borrower hereby covenants and agrees that so long as this Loan Agreement is in effect or any of Borrower’s Obligations shall remain outstanding, Borrower shall cause Guarantor to comply with and maintain the following financial covenants, to be measured as follows:

Note and Loan Agreement (CIF/Note No. 78565-441)

a.           Indebtedness to Total Capitalization Ratio shall be less than or equal to 0.30:1.00, to be measured as of each Fiscal Year-End, beginning with the 2012 Fiscal Year;

b.           Consolidated Cash Flow Coverage Ratio shall be greater than or equal to 1.1:1 to be measured quarterly on a four quarter rolling basis, beginning with the 2012 Fiscal Year-End financial statements.

7.03           General Covenants.  Borrower shall comply with the following covenants during the Loan term:

a.           Borrower will comply with all laws and regulations affecting Borrower's operations including any environmental and any other applicable laws.  Borrower shall indemnify Lender against failure to so comply with environmental laws and regulations.  Such indemnification shall survive satisfaction of the debt.

b.           Borrower shall maintain at all times insurance with company or companies acceptable to lender, against loss or damage by fire or other casualty on the Collateral naming Lender as loss payee with minimum insurance coverage equal to the fair market value of the Collateral or as otherwise to be determined by Lender, which other amounts shall be communicated to Borrower in writing.

8.                Miscellaneous Terms.

8.01           Governing Law.  The substantive laws of the state of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

8.02           Notice and Communications.  Unless otherwise expressly provided herein or in the Loan Documents, all notices and other communications provided for hereunder shall be in writing (including by FAX transmission).  All such written notices shall be mailed, faxed or delivered to the applicable address or FAX number as each party provides to the other from time to time.  Loan Documents may be signed and transmitted by FAX.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on Borrower, Guarantors and Lender.  Lender may also require that any such document and signature be confirmed by manually-signed original thereof; provided however, that the failure to request or deliver the same shall not limit the effectiveness of any FAX document or signature.  Email, internet or intranet websites may be used only to distribute routine communications, such as financial statements, billing statements and other like information and to distribute Loan Documents for execution by the parties thereto and may not be used for any other purpose, unless approved by Lender and the parties hereto.  Provided, an original signed document that has been scanned and attached to an email shall have the same force and effect as a document sent by FAX.

Note and Loan Agreement (CIF/Note No. 78565-441)

8.03           General Provisions.  Borrower agrees to this Note as of the date above written.  Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note.  This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings.  Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted, renewed or renegotiated.  Lender may at any time, without notice, release all or any part of the security for this Note, including any real estate and or personal property covered by the Loan Documents; grant extensions, deferments, renewals or reamortizations of any part of the indebtedness evidenced by this Note over any period of time; and release from personal liability any one or more of the parties who are or may become liable for the indebtedness evidenced by this Note without affecting the personal liability of any other party.  Lender may exercise any and all rights and remedies available at law, in equity and provided herein and in the other Loan Documents.  Any delay or omission by Lender in exercising a right or remedy shall not waive that or any other right or remedy.  No waiver of default by Lender shall operate as a waiver of the same or any other default on a future occasion.  Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower.  Borrower agrees to take any action requested by Lender to perfect or continue the lien and priority of the Loan Documents, including but not limited to, any action requested by any governmental agency.  All Exhibits hereto are incorporated herein and made a part of this Note.  This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument.  Borrower shall comply with the capitalization requirements of ACA, as stated in the Membership Agreement.

8.04           No Personal Liability of General Partners.  In any action brought to enforce the obligation of Guarantor to pay Borrower’s Obligations, any judgment or decree shall not be subject to execution on, nor be a lien on, the assets of the General Partners of Guarantor, other than their interests in the Collateral, if any.  The foregoing shall in no way otherwise affect the personal liability of Borrower or Guarantor.  This Paragraph shall be added to the Guaranty.

8.05           WAIVER OF JURY TRIAL.  BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT.  THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Note and Loan Agreement (CIF/Note No. 78565-441)

LENDER:
NORTHWEST FARM CREDIT SERVICES, FLCA

By:
Authorized Agent

BORROWER:
SEVENTH AVENUE POULSBO, LLC
By: OPG Properties LLC, Sole Member
By: Pope Resources, A Delaware Limited Partnership, Sole Member
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
                                                            David L. Nunes, President and CEO

GUARANTOR:
POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
David L. Nunes, President and CEO

Pay to the Order of CoBank, ACB.

Note and Loan Agreement (CIF/Note No. 78565-441)

Effective Interest Rate Disclosure

The following information is for disclosure purposes only, for loans not subject to Truth in Lending:

These disclosures are made pursuant to the Farm Credit Act of 1971, as amended.  This Loan is not subject to the Truth in Lending Act and the effective interest rate should not be interpreted as the equivalent of the annual percentage rate under Truth in Lending standards.  The effective interest calculations assume disbursement of $3,000,000.00 on December 20, 2012 with $7,500.00 of Loan origination charges.  STATED INTEREST RATE:  The rate of interest currently applicable to your Loan is 2.60000 percent.  EFFECTIVE INTEREST RATE:  In the event you were required to purchase Stock or Participation Certificates in conjunction with this Loan, the stated rate of interest adjusted to take into account the Stock or Participation Certificate investment and Loan origination charges is 2.63500 percent.  The effective interest rate calculations do not assume Stock or Participation Certificate retirement at Loan maturity.  Stock or Participation Certificate retirement is dependent upon Northwest Farm Credit Services, ACA meeting capital adequacy requirements and the adoption of policy by the Board of Directors permitting Stock or Participation Certificate retirement.  Capital equities purchased in Northwest Farm Credit Services, ACA are at risk.

This is an ADJUSTABLE RATE LOAN -- The stated interest rate is subject to change at preestablished adjustment periods, as provided in this Note.  The amount of rate change is tied to LIBOR, as provided in this Note.  There are no limits to the amount of each change during the term of this Note.  You can obtain information regarding LIBOR rate changes by referring to the Wall Street Journal “money and investing” section.  In addition, in the Event of Default, a Default Interest Rate will be charged, as provided in this Note.  You will be notified of any interest rate change within 45 days after the effective date of the change.

See your Loan Documents for further information on your loan terms and conditions.

Note and Loan Agreement (CIF/Note No. 78565-441)

EXHIBIT A
NOTICE/CONFIRMATION

NOTICE TO:
Technical Accounting Services Northwest Farm Credit Services, FLCA 1700 South Assembly Street Spokane, WA 99224-2121	P. O. Box 2515 Spokane, WA 99220-2515	Fax: 509-340-5508 Tel: 1-800-216-4535

This Notice is provided pursuant to the Note and Loan Agreement dated December 20, 2012, as extended, renewed, amended or restated.

  SELECT ONE:                     ☐ Loan Segment
☐ Pricing
☐ Prepayment of Principal
☐ Initial Disbursement Amount

Loan Segment Currently Priced Under Option
Principal Amount
To New Pricing Option
Date to be Effective

Date:

Seventh Avenue Poulsbo, LLC

By:
Authorized Agent

CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, FLCA

Date:                                          By:
                                                                    Authorized Agent

Note and Loan Agreement (CIF/Note No. 78565-441)

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  _______________, 20__

To:           Northwest Farm Credit Services, FLCA

Reference is made to that certain Note and Loan Agreement, dated as of ______________________, (the “Note”) among SEVENTH AVENUE POULSBO, LLC (“Borrower”), POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP (“Guarantor”), and NORTHWEST FARM CREDIT SERVICES, FLCA (“Lender”).

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________________________ of Guarantor, and that, as such, he/she is authorized to execute and deliver this Certificate to Lender on behalf of Guarantor, and that:

[Use following Paragraph 1 for Fiscal Year-End financial statements]

1.           Attached hereto as Schedule 1, are the Fiscal Year-End audited financial statements required by paragraph 7.01.i of the Note for the Fiscal Year of Guarantor ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following Paragraph 1 for [first/second/third] Fiscal Quarter-End financial statements]

1.           Attached hereto as Schedule 1, are the financial statements required by paragraph 7.01.ii of the Note for the Fiscal Quarter of Guarantor ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of Guarantor and its Subsidiaries in accordance with GAAP, as of such date and for such period, subject only to normal year-end adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Note and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower and Guarantor during the accounting period covered by the attached financial statements.

3.           A review of the activities of Borrower and Guarantor during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and Guarantor performed and observed all its obligations under the Loan Documents, and

Note and Loan Agreement (CIF/Note No. 78565-441)

[select one:]

[To the best knowledge of the undersigned during such fiscal period, Borrower and Guarantor performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[The following covenants or conditions have not been performed or observed and the following is a list of each such Defaults and their nature and status:]

4.           To the best knowledge of the undersigned, the representations and warranties of Borrower and Guarantor contained in the Loan Documents, and any representations and warranties of Borrower and Guarantor that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

5.           To the best knowledge of the undersigned, the financial covenant analyses and information set forth on Schedule 1, attached hereto, are true and accurate on the Calculation Date and the undersigned has received no information to the contrary as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ___________________, 20__.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Authorized Agent

SEVENTH AVENUE POULSBO, LLC
By: OPG Properties LLC, Sole Member
By: Pope Resources, A Delaware Limited Partnership, Sole Member
By: Pope MGP Inc., a Delaware corporation, its Managing General Partner

By:
Authorized Agent

Note and Loan Agreement (CIF/Note No. 78565-441)

EXHIBIT C
COVENANT COMPLIANCE WORKSHEET

For the Fiscal Quarter-End/Fiscal Year-End _____________________ (“Calculation Date”)

I.	Section 7.02 a. - Indebtedness to Total Capitalization Ratio
(measured annually at the Fiscal Year-end)
	A. Companies' Indebtedness at Calculation Date	$
B. Indebtedness associated with non-controlling interest in Timber Funds at
	Calculation Date	$
	C. Numerator (Line I.A. minus Line I.B.)	$
D. Total Capitalization at Calculation Date
I. Adjusted Partners' Capital at Calculation Date
	a. Partners' capital per GAAP at Calculation Date	$
	b. Book Value of timberland at Calculation Date	$
	c. Book value of timber and roads net of depletion at Calculation Date	$
	d. Book value of timberland, timber, and roads net of depletion for Timber	$
Funds at Calculation Date
	e. Most recent Biennial Appraised Timberland Value	$
f. Adjusted Partners Capital (Line I.D.1.a. minus I.D.1.b. minus I.D.1.c.
	plus I.D.1.d. plus I.D.1.e.)	$
	2. Numerator from line I.C. above	$
	E. Denominator (Line I.D.1.f. plus Line I.D.2.)	$
Ratio of Indebtedness to Total Capitalization (Line I.C. divided by Line I.E.)
	Maximum Allowed	0.30

Note and Loan Agreement (CIF/Note No. 78565-441)

II.	Section 7.02 b. - Consolidated Cash Flow Coverage Ratio
(measured quarterly beginning with the Fiscal Year-end 2012)
A. Consolidated EBITDDA for the prior four Fiscal Quarters ending on the above date (the "Subject Period")
	1. Consolidated Net Income for the subject period	$
	2. Consolidated Interest Expense for the subject period	$
	3. Consolidated depreciation expense for the subject period	$
	4. Consolidated amortization expense for the subject period	$
5. Consolidated depletion expense for the subject period
(excluding the portion associated with the non-controlling interest in
	Timber Funds)	$
	6. Cost of land sold	$
7. Consolidated Taxes for the subject period (to the extent considered in
	calculating Consolidated Net Income)	$
8. Consolidated EBITDDA
	(the sum of Lines II.A.1 through II.A.7. inclusive)	$
	9. Non-cash expenses for environmental remediation at Port Gamble	$
	10. Actual cash payments for environmental remediation at Port Gamble	$
	11. Adjusted EBITDDA (Line II.A.8 plus Line II.A.9 less Line II.A.10)	$
	B. Consolidated Capital Expenditures	$
	C. Numerator (Line II.A.11 minus Line II.B.)	$
	D. Denominator - debt service for subject period	$
	1. Consolidated Interest Expense for subject period	$
2. Scheduled principal payments and principal payments associated with
	asset sales during the subject period	$
3. Denominator - debt service for subject period
	(Line II.D.1. plus Line II.D.2.)	$
Consolidated Cash Flow Coverage Ratio (Line II.C. divided by Line II.D.3.)
	Minimum Allowed	1.1 : 1

Note and Loan Agreement (CIF/Note No. 78565-441)